SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



Pursuant  to  Section 13 or 15(d)  of  the  Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   August 26, 1998


         MONMOUTH REAL ESTATE INVESTMENT CORPORATION
    (Exact name of registrant as specified in its charter)



       Delaware                      0-4258              22-1897375
(State or other jurisdiction       (Commission         (IRS Employer
     of incorporation)              File Number)   Identification Number)



       125 Wyckoff Road, Eatontown, NJ  07724
     (Address of principal executive offices)



     Registrant's telephone number, including area code   (732) 542-4927




     (Former name or former address, if changed since last report.)

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     Item 5.  Other Events.

            On   August  26,  1998,   Monmouth  Real  Estate
Investment Corporation (Registrant) purchased a 98,200 square foot warehouse facility in Liberty, Missouri from The Vail Group, LLC, an unrelated entity. This warehouse facility is 100% net leased to Johnson Controls, Inc. The purchase price was approximately $7,200,000. Monmouth Real Estate Investment Corporation paid approximately $900,000 in cash, used approximately $1,500,000 of its revolving line of credit with Summit Bank and obtained a mortgage of approximately $4,800,000. This mortgage payable is at an interest rate of 7.07% and is due March 1, 2013. The property acquired is commercial rental property and will continue to be used as such.

     The following are the material factors to be considered in assessing the property:

           *    Description   of  Property  -  The  property
acquired  is  a  98,200  square   foot   warehouse  facility
located  at  2901  Heartland Drive in the Heartland  Meadows
Industrial Park, Liberty, Missouri.

       *   Occupancy  Rate  and  Number  of  Tenants  -  The
commercial     rental            property    acquired    was
constructed in 1997. Commencing December 18, 1997, the property was 100% occupied under a 10-year net lease agreement with Johnson Controls, Inc. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

      *    Principal  Business of Tenant - Johnson Controls,
Inc.   uses   this   property  as  a  distribution   center.
Registrant   believes  that  Johnson  Controls,  Inc.   will
continue to use this property as such.

     * Principal Provisions of Lease - The following are the principal provisions of the lease:

                 Term                     Monthly Rent

               9/98-8/03                      $64,478
               9/03-12/07                      51,964

      At the end of the lease term, the tenant has two (5) year options to renew, the first option at a rent equal to $62,357, the second option at market rent.

          The Seller assigned the lease to Registrant.


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

     *   Basis of  Acquired Property for Depreciation - The
basis  for  depreciation   is   the   purchase   price   of
the property.   Approximately  90%  of  the  purchase price
is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *   Anticipated  Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

      *    Insurance Coverage - Insurance on the property is
paid  for by the tenant.   In the opinion of the registrant,
this coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

      The  following  is  pro forma  financial  information.
The  impact   of   the property  acquired to  the  financial
statements of the  Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

      Rental   and  Occupancy Charges - Increase of $705,000
      based upon amortization of total rental payments for scheduled rent over the remaining lease term for scheduled rent.

      Interest Expense - Increase of $460,000 based upon a mortgage of $4,800,000 at 7.07% interest and total monthly principal and interest payments of $44,175, and a revolving line of credit balance increase of $1,500,000 at prime (currently 8.5%).

      Depreciation Expense - Increase of $166,000 based upon
      90% of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

      Net Income - Increase of $79,000 (rental and occupancy charges less interest expense and depreciation expense).

      The effect of cash made available by operations will be an increase of $245,000 (net income plus depreciation).



                           Page 3
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     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

     Cash and Cash Equivalents - Decrease of $900,000, the amount ofcash used for the purchase.

     Land   and   Buildings,  Improvements and Equipment  -
     Increase  of $7,200,000, based on the purchase price.

     Notes Payable - Increase of $1,500,000, the amount used on the revolving line of credit.

     Mortgage Notes Payable - Increase of $4,800,000, the amount of the mortgage on the acquired property.

     Registrant  knows of no other financial statement item
which   would   be  materially  affected  by  the   acquired
property.

















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





                         SIGNATURES


       Pursuant   to  the  requirements  of  the  Securities Exchange Act
of  1934,  the   registrant  has duly caused this  report  to  be signed
on its behalf by the undersigned hereunto duly authorized.



             MONMOUTH REAL ESTATE INVESTMENT CORPORATION


                                /s/Anna T. Chew
                                   ANNA T. CHEW
                                   Controller



     Date       September 8, 1998













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